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                                                                  Exhibit  10(r)


                                FIRST AMENDMENT
                                    TO THE
                            HELLER FINANCIAL, INC.
                        SAVINGS AND PROFIT SHARING PLAN

               as amended and restated effective January 1, 1989
               -------------------------------------------------


     WHEREAS, Heller Financial, Inc. (the "Company") adopted a profit sharing plan for the benefit of its employees in 1951 and amended and restated that plan numerous times since and most recently amended and restated such plan, now known as the Heller Financial, Inc. Savings and Profit Sharing Plan (the "Plan"), effective January 1, 1989; and

     WHEREAS, the Company retained the right to amend the Plan pursuant to
Section 11.2 thereof; and

     WHEREAS, the Company now deems it desirable to further amend the Plan;

     NOW, THEREFORE, BE IT RESOLVED, the Plan is hereby amended as follows:

     1. The following is added to the end of Section 2.16 of the Plan to read as follows:

     Effective January 1, 1989, the term Eligible Employee shall include any individual who (i) is a citizen or resident of the United States, (ii) is employed by a foreign affiliate (as defined in Section 3121(l) (6) of the Internal Revenue Code) of an Employer with respect to which the Employer has entered into an agreement under Section 3121(l) of the Internal Revenue Code, (iii) is not provided with contributions under any funded plan of deferred compensation (whether or not qualified under Section 401(a) or 403(a) of the Internal Revenue Code) with respect to the remuneration paid to such individual by such foreign affiliate, and (iv) was an Eligible Employee immediately prior to becoming an employee of such foreign affiliate. Such an Eligible Employee shall be treated as employed by an Employer for purposes of the Plan and the compensation paid to an Eligible Employee by a foreign affiliate shall be treated for purposes of Section
     2.12 of the Plan as having been paid to the Eligible Employee by an Employer.

     2. Section 2.3 of the Plan is amended, effective February 1, 1993, to read as follows:

       (a) with respect to Employer Profit Sharing Contributions, a Participant who (1) is an Eligible Employee employed by an Employer as of the last business day of the Plan Year; (2) is credited with at least 900 Hours of Service during such Plan Year; (3) effective for Plan Years beginning after 1989, is not a Highly Compensated Employee for such Plan Year and (4) was not eligible to participate in an incentive plan maintained by an Employer (excluding the Operations Plan), on any day in the Plan Year;
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       (b) with respect to Employer Compensation Reduction Contributions,
     Special Employer Contributions, Forfeitures, Rollover Contributions and with respect to determining the actual deferral percentage under Section 5.3(c), a Participant who is an Eligible Employee on any day of the Plan Year, and with respect to determining the actual contribution percentage test under Section 5.4(c), an Eligible Employee who is participating under the Plan for purposes of Employer Matching Contributions; and

       (c) with respect to Employer Matching Contributions attributable to Employer Compensation Reduction Contributions matchable under Section 4.4 and made with respect to Compensation paid for payroll periods: (I) beginning on or after January 1 and ending on or before June 30 of each applicable Plan Year, a Participant who is an Eligible Employee employed by an Employer on the last business day on or before June 30; and (2) beginning on or after July 1 and ending on or before December 31 of each applicable Plan Year, a Participant who is an Eligible Employee employed by an Employer on the last business day on or before December 31.

       3. Section 2.14 of the Plan is amended effective January 1, 1993, to read as follows:

            2.14 "Disability" or "Disabled" means a physical or mental condition which totally and presumably permanently prevents a Participant from engaging in any substantially gainful activity, based on a medical examination by a doctor or clinic acceptable to the Committee, and which entitles the Participant to benefits under the Company's long-term disability plan; provided, however, that "Disability" shall not include any such condition which results from chronic alcoholism, self-addition to narcotics, an injury suffered while engaged in a felonious or criminal act or enterprise, or service in the Armed Forces of the United States which entitles the Participant to a veteran's disability pension. For purposes of Section 8.5(d) a Disability shall be considered to have ended if the Participant (a) is reemployed by an Employer, (b) engages in any substantially gainful activity, except for such employment as is found by the Committee to be for the primary purpose of rehabilitation or is not incompatible with a finding of total and permanent disability, (c) has sufficiently recovered, in the opinion of the Committee, based on a medical examination by a doctor or clinic appointed by the Committee, to be able to engage in regular employment with the Employer and refuses an offer of employment of the Employer or (d) refuses to undergo any medical examination requested by the Committee (but in no event shall the Participant be required to undergo more than two (2) medical examinations in any calendar year).

       4. Section 3.1 of the Plan is amended, effective January 1, 1993, to read as follows:

               3.1 Participation. Each Eligible Employee who was a Participant in the Plan on December 31, 1992 shall be a Participant in this Plan immediately upon January 1, 1993 in accordance with the terms

                                       2
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          hereof. Each other Eligible Employee shall become a Participant in the
          Plan:

          (i) for purposes of Employer Profit Sharing Contributions, on the January 1 or July 1 following the date on which he becomes an Eligible Employee;

          (ii) for purposes of Employer Compensation Reduction Contributions, if the Eligible Employee is hired prior to the 21st day of a calendar month, the first day of the month following the month in which he is hired, and if the Eligible Employee is hired on or after the 21st day of a calendar month, the first day of the second calendar month following the month in which he is hired; and

         (iii) for purposes of Employer Matching Contributions, (A) if the Eligible Employee was hired prior to January 1, 1993, the date on which he became an Eligible Employee, or (B) if the Eligible Employee is hired on or after January 1, 1993, the January 1 or July 1 coinciding with or next following the date the Eligible Employee completes a year of Continuous Service (as defined in Section 8.5).

     Admission to participation in the Plan shall only be made when an Eligible Employee is not on an Authorized Leave of Absence or serving with the Armed Forces of the United States. Each Participant shall continue as such until the later of his Termination of Employment or the distribution of his entire vested Accrued Benefit.

     5. Subsection (a) of Section 4.4 of the Plan is amended, effective January 1, 1993, to read as follows:

          (a) Employer Matching Contributions.

               (i)  Pre-1993 Hires.   If an Eligible Employee is hired prior to
                    January 1, 1993, effective with respect to Employer Compensation Reduction Contributions made on or after March 1, 1990, each Employer shall contribute for each Plan Year on behalf of each such Eligible Employee who is an Active Participant for that Plan Year an Employer Matching Contribution equal to fifty percent (50%) (or such greater or lesser percentage determined by the Committee) of such Contributions made during each month of such Plan Year up to a maximum of five percent (5%) (or such greater or lesser percentage determined by the Committee) of such Active Participant's Compensation paid during such month; provided that no Employer Matching Contribution for any Plan Year or other period established by the Committee shall exceed an amount or a percentage of Compensation or Employer Compensation Reduction

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                    Contributions which may from time to time be established by the Committee. Each such Participant shall be fully vested in any such Employer Matching Contributions which are allocated to his Matching Contribution Account.

               (ii) Post-1992 Hires.  If an Eligible Employee is hired on or after January 1, 1993, effective for each applicable Plan Year each Employer shall contribute, on behalf of each Active Participant, an Employer Matching Contribution, with respect to Employer Compensation Reduction Contributions made on or after the date on which the Eligible Employee became a Participant for purposes of Employer Matching Contributions pursuant to Section 3.1(iii)(B), equal to fifty percent (50%) (or such greater or lesser percentage determined by the Committee) of such Active Participant's Employer Compensation Reduction Contributions made during each month of such Plan Year up to a maximum of five percent (5%) (or such greater or lesser percentage determined by the Committee) of the Active Participant's Compensation paid during such month; provided that no Employer Matching Contribution for any Plan Year or other period established by the Committee shall exceed an amount or a percentage of Compensation or Employer Compensation Reduction Contributions which may from time to time be established by
                    the Committee.   Each such Participant shall be vested in
                    his Employer Matching Contributions which are allocated to his Matching Contribution Account in accordance with Section 8.5.

     6. Section 8.5 of the Plan is amended, effective January 1, 1993, to read as follows:

          8.5  Vested Interests.

                    (a) Termination Upon Normal Retirement Date Death or
               Disability. A Participant's Accrued Benefit shall be fully vested and non-forfeitable if on or before the date he has a Termination of Employment the Participant attains age 65, dies or becomes Disabled.

                    (b) Other Termination.  A Participant shall be fully vested at all times in his Compensation Reduction Account, Rollover Account, Profit Sharing Contribution Account, Employee Contribution Account and Employer Contribution Account. A Participant who is hired prior to January 1, 1993 shall be fully vested at all times in his Matching Contribution Account. A Participant who is hired on or after January 1, 1993 shall, except as provided in 8.5(a), have a vested interest in his Matching Contribution Account as follows:

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

                         Years of                   Percent    Percent
                    Continuous Service              Vested   Forfeitable
                    ------------------              -------  -----------
                    Less than 1                        0%       100%
                    1 year but less than 2            20%        80%
                    2 years but less than 3           40%        60%
                    3 years but less than 4           60%        40%
                    4 years but less than 5           80%        20%
                    5 years or more                  100%         0%

                    (c) Forfeitures.  If a Participant has a Termination of
               Employment, he shall forfeit any unvested portion of his Matching Contribution Account as of the last day of the Plan Year in which he receives a distribution from the Plan. If the participant has not received a distribution before he incurs a five-year "Period of Severance" (as defined below), he shall forfeit any unvested portion of his Matching Contribution Account after such five year Period of Severance. Forfeitures under this subsection (c) shall be used to pay Employer Matching Contributions to the Plan and any Plan expenses. If a Participant who has forfeited his unvested Matching Contribution Account shall be reemployed by an Employer before incurring a five-year Period of Severance, his amount forfeited shall be restored to his Matching Contribution Account. Thereafter, if such a Participant again incurs a Termination of Employment under circumstances in which he is not fully vested in his Matching Contribution Account, the portion of his Matching Contribution Account distributable on the date of his later Termination of Employment shall be calculated as follows:

          the amount distributed to the Participant from his Matching Contribution Account upon his earlier Termination of Employment shall be added to the balance of his Matching Contribution Account;

                (ii) the amount determined under paragraph (i) shall be
                     multiplied by the vested percentage as of the date of his later Termination of Employment determined under this
                     Section 8.5; and

               (iii) the amount distributed to the Participant upon his earlier
                     Termination of Employment shall be deducted from the product calculated under paragraph (ii) to determine the amount distributable upon his later Termination of Employment.

               If a Participant who has forfeited his unvested Matching Contribution Account shall be reemployed by an Employer after incurring a five-year Period of Severance, his amount forfeited shall not be restored to his Matching Contribution Account. If all or a portion of the Participant's vested Matching Contribution Account prior to his Termination of

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               Employment was not distributed prior to his resumption of service and was not 100% vested upon Termination of Employment, then: (i) the vested portion of the Participant's Matching Contribution Account prior to his five-year Period of Severance which has not been distributed shall be held in a pre-break Matching Contribution Account, which shall be 100% vested; and (ii) the Participant's Employer Matching Contributions and forfeitures attributable to service after the five-year Period of Severance shall be held in a post-break Matching Contribution Account, which, shall be vested in accordance with Section 8.5(b).

               (d) "Continuous Service" means the period of employment of an Employee by an Employer or Commonly Controlled Entity, including periods of Authorized Leave of Absence and Disability, measured from the date an Employee first performs an _____ Hour of Service upon employment or reemployment to the date of an Employee's Termination of Employment; provided that an Employee shall not be credited with more than 12 months of Continuous Service with respect to any single period of Disability or Authorized Leave of Absence (other than an absence for military duty or jury duty) and provided, further, that if an Employee who has a Termination of Employment is reemployed by an Employer or a Commonly Controlled Entity and performs an Hour of Service before he incurs a one-year Period of Severance, such Termination of Employment shall be disregarded and his employment shall be treated as continuous through the date he resumes employment as an Employee.

               (e) "Period of Severance" means the period of time from (A) an Employee's Termination of Employment or (B) in the case of an Employee who has a Termination of Employment while on or immediately following an Authorized Leave of Absence, from the beginning of such Authorized Leave of Absence, or (C) in the case of a "Parental Leave" (defined below), from the date two years after the date on which such Parental Leave began if the Parental Leave continues through such date, until the date on which the Employee is credited with an Hour of Service upon reemployment by an Employer or a Commonly Controlled Entity.

               (f) "Parental Leave" means a period of time beginning after December 31, 1984, during which an Employee is absent from work: (A) by reason of the pregnancy of the Employee, (B) by reason of the birth of a child of the Employee, (C) by reason of the placement of a child with the Employee in connection with the adoption of such child by such Employee, or (D) for purposes of caring for such child for a period beginning immediately following such birth or placement. An absence from work shall not be a Parental Leave unless the Employee furnishes the Committee such timely information as may reasonably be required to establish that the absence from work was for one of the reasons specified in this Section 4.4(a)(v) and the number of days for which there was such an absence. Nothing

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

          contained herein shall be construed to establish an Employer policy of treating a Parental Leave as an Authorized Leave of Absence.

               (g) "Vested". Notwithstanding any provision of the Plan to the contrary, for purposes of Article VIII, the term Accrued Benefit shall be read to mean vested Accrued Benefit.

     7. A new Section 8.14 is added to this Plan, effective January 1, 1993, to read as follows:

     8.14 Eligible Rollover Distributions.

               (a) This Section applies to distributions made on or after January 1, 1993. Notwithstanding any provision of the Plan to the contrary that would otherwise limit a distributee's election under this Section, a distributee may elect, at the time and in the manner prescribed by the Plan Administrator, to have any portion of an eligible rollover distribution paid directly to an eligible retirement plan specified by the distributee in a direct rollover; provided, however, that an eligible rollover distribution of less than $200 shall not be eligible for a direct rollover.

               (b) The Plan is considered an eligible retirement plan to which Participants may direct an eligible rollover distribution from a prior employer's plan be made. A direct rollover into the Plan shall be treated as a Rollover Contribution and held in the Participant's Rollover Account.

               (c)  Definitions.

                    (i)  "Eligible rollover distribution": An eligible rollover distribution is any distribution of all or any portion of the balance to the credit of the distributee, except that an eligible rollover distribution does not include: any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the distributee or the joint lives (or joint life expectancies) of the distributee and the distributee's designated beneficiary, or for a specified period of ten years or more; any distribution to the extent such distribution is required under
                         Section 401(a) (9) of the Code; any distribution that
                         is made pursuant to Sections 5.2, 5.3, 5.4 or 5.5; and the portion of any distribution that is not includable in gross income.
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                   (ii)  "Eligible retirement plan": An eligible retirement plan is an individual retirement account described in
                         Section 408(a) of the Code, an individual retirement annuity described in Section 408(b) of the Code, an annuity plan described in Section 403(a) of the Code, or a qualified trust described in Section 401(a) of the Code, that accepts the distributee's eligible rollover distribution. However, in the case of an eligible rollover distribution to the surviving spouse, an eligible retirement plan is an individual retirement account or individual retirement annuity.

                  (iii) "Distributee": A distributee includes an employee or former employee. In addition, the employee's or former employee's surviving spouse and the employee's or former employee's spouse or former spouse who is the alternate payee under a qualified domestic relations order, as defined in Section 414(p) of the Code, are distributees with regard to the interest of the spouse or former spouse.

                   (iv) "Direct rollover": A direct rollover is a distribution by the Plan made payable to the trustee of the eligible retirement plan specified by the distributee.


          IN WITNESS WHEREOF, the amendment is executed by the Company this 23rd day of December, 1993 by its duly authorized officer.

                              HELLER FINANCIAL, INC.

                              By: /s/ Peggi L. Sturm
                                  ----------------------
                              Its: Vice President
                                   ---------------------